UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement - PR 14C

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

STRIVE, INC.
(Name of Registrant As Specified in Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No Fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

INFORMATION STATEMENT

200 Crescent Ct
Suite 1400
Dallas, TX 75201

January 16, 2026
TO THE STOCKHOLDERS OF STRIVE, INC.:
The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on January 16, 2026 (the “Record Date”) of shares of our Class A Common Stock (“Class A Common Stock”), of Strive, Inc., a Nevada corporation (“Strive”, the “Company”, “we”, “us” or “our”).
Notice is hereby given that the holders of record representing a majority of the outstanding voting power of the Company, have, by written consent (“Written Consent”) in lieu of an annual or special meeting of the stockholders of the Company, approved the following matters:
1.
The election of Class I directors and ratification of Class II and Class III directors to the Company’s Board of Directors to hold office until the annual meeting of stockholders at which the term of such director’s class expires of the Company or until their respective successors have been elected or qualified or until such director’s earlier death, resignation or removal (such election and ratification, collectively, the “Election of Directors”), and

2.	The ratification of the 2026 Omnibus Equity Incentive Plan (“2026 Equity Incentive Plan Ratification” and, together with the Election of Directors, the “Corporate Actions”).
The Written Consent that we received constitutes the only stockholder approval required for the Corporate Actions under Nevada law and our Amended and Restated Articles of Incorporation (“Articles”) and Amended and Restated Bylaws (“Bylaws”). As a result, no further action by any other stockholder is required to approve the Corporate Actions and we have not solicited, and will not be soliciting, your approval of the Corporate Actions. Notwithstanding, the holders of our Class A Common Stock, as of the Record Date are entitled to notice of the stockholder action by Written Consent. This notice and the accompanying Information Statement are being mailed to our holders of Class A Common Stock, as of the Record Date, on or about January 16, 2026. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025 (the “Annual Report”), respectively, accompanies this Notice.
No further action by the stockholders of the Company is required or being sought with respect to the Election of Directors or the 2026 Equity Incentive Plan Ratification. WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
THIS IS NOT A NOTICE OF A SPECIAL OR ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD IN RESPECT OF THE MATTERS DESCRIBED HEREIN.

Thank you,

Strive, Inc.

/s/ Matthew Cole
Matthew Cole
Chief Executive Officer & Chairman

STRIVE, INC.
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
Overview
This Information Statement is being mailed on or about January 16, 2026 to the holders of record (the “Stockholders”) at the close of business on January 16, 2026 (the “Record Date”) of (i) shares of our Class A Common Stock (the “Class A Common Stock”) of Strive, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”), in connection with the approval of the following actions taken by the Company’s Board of Directors (the “Board”) and by written consent (“Written Consent”) of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company (“Majority Stockholders”):
1.
The election of three (3) persons as Class I directors and the ratification of three (3) Class II and four (4) Class III directors to the Board, to hold office until the annual meeting of stockholders at which the term of such director’s class expires or until their respective successors have been elected or qualified or until such director’s earlier death, resignation or removal, as follows: (i) the ratification of the appointment of each of Matthew Cole, Arshia Sarkhani, Logan Beirne and Benjamin Pham as a Class III director, with terms expiring at the Company’s 2028 annual meeting of stockholders; (ii) the ratification of each of the appointment of Shirish Jajodia, Pierre Rochard and Eric Semler as a Class II director, with terms expiring at the Company’s 2027 annual meeting of stockholders; and (iii) the election of each of James A. Lavish, Jonathan R. Macey and Mahesh Ramakrishnan as a Class I director, with terms expiring at the Company’s 2029 annual meeting of stockholders (such election and ratification, collectively, the “Election of Directors”); and

2.	The ratification of the 2026 Omnibus Equity Incentive Plan (“2026 Equity Incentive Plan Ratification”).
On January 16, 2026, our Board of Directors nominated the Class I directors to serve as such for a three-year term and unanimously approved, declared advisable and recommended to the Company’s stockholders that the Election of Directors and the 2026 Equity Incentive Plan Ratification (collectively, the “Corporate Actions”) be approved and directed the same to be submitted to the Company’s stockholders. The record date for the stockholder approval is January 16, 2026. On the Record Date, and after the Merger Closing Date (as defined in the Articles), the Majority Stockholders (as defined herein) delivered to the Company a written consent (the “Written Consent”) approving the Corporate Actions.
Under Nevada law and our Articles and Bylaws, the votes represented by the holders signing the Written Consent are sufficient in number to authorize the matters set forth in the Written Consent, without the vote or consent of any of our other stockholders. The applicable Nevada statute provides that any action that is required to be taken, or that may be taken, at any meeting of stockholders of a Nevada corporation may be taken without a meeting and without notice, if a written consent, setting forth the actions taken, is signed by the holders of outstanding capital stock having at least a majority of the voting power.
As such, no vote or further action of the stockholders of the Company is required to approve or adopt the Corporate Actions. Under federal law, however, such approval by written consent may not become effective until at least 20 days after this Information Statement has first been provided to stockholders and the Corporate Actions shall become effective immediately thereupon. We estimate that the date of effectiveness of the Corporate Actions will be on or about February 5, 2026 (the “Effective Date”).
Record Date and Voting Securities
Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, there were 1,049,527,531 shares of our Class A Common Stock and 197,909,283 shares of our Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), issued and outstanding. Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders, and the holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted upon by the stockholders.

Votes Required
Pursuant to the Articles and except as otherwise required by law, approval of each of the Corporate Actions requires the affirmative vote of the holders of the Company’s Class A Common Stock and the holders of Class B Common Stock, voting together as a single class.
Nevada Revised Statutes (“NRS”) 78.320(2) provides that, unless otherwise provided in the Company’s articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power. Neither the Articles nor the Bylaws prohibit the taking of action by the Company’s stockholders by written consent.
Votes Obtained
Vivek Ramaswamy, Ramaswamy 2021 Irrevocable Trust, Benjamin Pham, Matthew Cole and Liberty Pier Foundation (collectively, the “Majority Stockholders”) approved each of the Corporate Actions by delivering written consents in accordance with NRS 78.320(2). Consequently, each of the Corporate Actions was taken with the consent of 821,751 shares of Class A Common Stock and 157,816,920 shares of Class B Common Stock, which was approximately 52.1% of the aggregate voting power of all outstanding shares of the capital stock of the Company entitled to consent to each of the Corporate Actions on the Record Date.
Dissenter or Appraisal Rights
Stockholders do not have any dissenter’s rights in connection with the Corporate Actions under the NRS or our Articles or Bylaws.
Interest of Certain Persons in the Corporate Actions
No officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders. None of our directors opposed the actions to be taken by the Company.
ITEM 1 – ELECTION OF DIRECTORS
Our Board is divided into three classes: Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Our Board currently consists of 10 members: (i) James A. Lavish, Jonathan R. Macey and Mahesh Ramakrishnan, as Class I directors, with terms expiring at the Company’s 2026 annual meeting of stockholders; (ii) Shirish Jajodia, Pierre Rochard and Eric Semler, as Class II directors, with terms expiring at the Company’s 2027 annual meeting of stockholders; and (iii) Matthew Cole, Arshia Sarkhani, Logan Beirne and Benjamin Pham, as Class III directors, with terms expiring at the Company’s 2028 annual meeting of stockholders.
Following the Effective Date, our Board will remain comprised of 10 directors. On the Board Approval Date, the Board unanimously recommended that stockholders elect the following nominees as Class I directors: James A. Lavish, Jonathan R. Macey and Mahesh Ramakrishnan, and that the stockholders ratify and confirm the Class II and Class III directors as listed below, and on January 16, 2026, the Majority Stockholders elected these three (3) nominees to serve as Class I directors, and ratified and confirmed the other seven (7) members of the Board with the class designations set forth below. Each director set forth below will serve until the annual meeting of stockholders at which the term of such director’s class expires, or their earlier death, resignation, or removal.

The following table sets forth the names, classes, positions, and ages of our directors, as well as the Company’s executive officers, as of the Effective Date.

Name	Age	Class	Positions and Offices With Registrant
Matthew Cole	40	III	Chief Executive Officer and Chairman of the Board
Benjamin Pham	32	III	Chief Financial Officer and Director
Brian Logan Beirne	44	III	Chief Legal Officer and Director
Arshia Sarkhani	28	III	Chief Marketing Officer and Director
Pierre Rochard	36	II	Director
Shirish Jajodia	38	II	Director
Eric Semler	61	II	Director
James A. Lavish	55	I	Director
Jonathan R. Macey	70	I	Director
Mahesh Ramakrishnan	30	I	Director

Biographies of Directors and Executive Officers
Matthew Cole. Matthew Cole has served as Chief Executive Officer (CEO) of Strive since April 2023, and serves as the Chairman of the Strive Board. Mr. Cole previously served as Chief Investment Officer (CIO) of Strive until October 2025. A long-time Bitcoin investor and advocate, Mr. Cole has extensive experience in institutional asset management and fixed income, having spent 15 years at CalPERS in global fixed income, where he oversaw over $70 billion in actively managed Fixed Income assets. Mr. Cole joined Strive Asset Management in May 2022 as Head of Investment Office & Global Fixed Income. He was promoted to Chief Investment Officer, Global Head of Fixed Income in February 2023 before also becoming CEO of Strive. As CEO, Mr. Cole is focused on delivering innovative Bitcoin solutions and transforming how Americans interact with Bitcoin - making it accessible, practical, and central to their financial futures - while Strive remains committed to empowering investors through its pro-stockholder focused equity ETFs and actively managed Fixed Income ETFs. Mr. Cole is a CFA charterholder and holds an MBA from California State University - Sacramento. Mr. Cole’s leadership is grounded in a deep understanding of institutional asset management, investment strategy and organizational governance. Drawing on his experience at CalPERS and Strive, he brings a long-term, investor-focused perspective to executive decision-making. His broad expertise across public and private sector organizations, combined with his board service and strategic insight, position him to guide the combined company through its next phase of growth and innovation.
Benjamin Pham. Benjamin Pham has served as the Chief Financial Officer (CFO) of Strive since July 2024 and serves as a member of the Strive Board. Mr. Pham was Strive’s first executive officer and employee when the company was founded in early 2022 and was promoted to Chief Operating Officer in November 2022. He has an extensive background in corporate finance and strategy, having previously held various roles of increasing seniority and encompassing several transformative corporate transactions at Roivant Sciences, a publicly traded biopharmaceutical company, and serving as Chief of Staff to Vivek Ramaswamy, co-founder of Strive. Earlier in his career, he was an investment banker at Citigroup, where he focused on raising equity and equity-linked financing for healthcare companies. Ben received his B.S. in Applied Economics and Management from Cornell University. Mr. Pham brings a strong combination of operational leadership, strategic financial insight, capital markets, and corporate transactions experience to his role as CFO at Strive. His background spans both high-growth private companies and global financial institutions, equipping him with the tools to lead the combined company through its next stage of growth, with a focus on financial discipline, stockholder alignment and value creation.
Brian Logan Beirne. Brian Logan Beirne has served as the Chief Legal Officer of Strive since February 2025 and serves as a member of the Strive Board. Before joining Strive, Mr. Beirne served as Chief Executive Officer of Matterhorn Transactions, Inc., a technology company he sold to DealPulse, Inc. in 2023, and has founded and built multiple companies, including Artusi Music. Mr. Beirne previously worked as an attorney with Sullivan & Cromwell LLP, in investment banking at J.P. Morgan, and in private equity at GE Equity. Mr. Beirne teaches financial markets and corporate law at Yale Law School and is an award-winning author. He speaks frequently across the United States and has been featured by The Wall Street Journal, Fox News, The New York Times, Reuters, ABC News and other media outlets. Mr. Beirne graduated first in his class with a B.S. from Fairfield University, was Fulbright Scholar at Queens University, and earned his J.D. from Yale Law School. He is admitted to the New York and Connecticut Bars. Mr. Beirne has a proven track record of building businesses, driving operational excellence and creating stockholder value. Mr. Beirne brings a diverse background spanning law, finance and entrepreneurship, which informs his strategic approach to legal and business matters. His experience founding companies as well as advising transactions at leading institutions position him to help drive Strive’s legal and business strategy through its next phase of growth and navigate the dynamic legal and policy landscape in which Strive operates.
Arshia Sarkhani. Arshia Sarkhani is the Chief Marketing Officer of Strive and serves on the Strive Board. Prior to this, Arshia was the Chief Executive Officer of Asset Entities, which he co-founded, since September 2021 and as President and director since March 2022 until Asset Entities’ combination with Strive in 2025. Mr. Sarkhani was Head of Monetization of Asset Entities from August 2020, when Asset Entities began its operations as a general partnership, until September 2021. From April 2020 and July 2020 to December 2021, Mr. Sarkhani was the sole owner and chief executive officer of Sarkhani Inc. and Shiazon Inc., respectively. Before co-founding Asset Entities, Mr. Sarkhani actively invested and developed a social media following which he and his co-founders utilized when starting Asset Entities. From May 2019 to September 2020, Mr. Sarkhani was a legal intern at The TDM Legal Group. From September 2015 to May 2018, Mr. Sarkhani attended the University of California, Merced, and subsequently, from September 2018 to May 2019, Grossmont Community College. From September 2019 to May 2021, Mr. Sarkhani attended San Diego State University where he received his bachelor’s degree from in Humanities. Mr. Sarkhani brings a diverse background in entrepreneurship, media and business leadership. As co-founder and CEO of Asset Entities, and with prior experience building a digital brand and multiple ventures, he combines creative vision with operational execution to support Strive’s continued growth in a rapidly evolving landscape.
Pierre Rochard. Pierre Rochard is the Founder and CEO of the Bitcoin Bond Company since April 2025, a financial technology firm focused on developing Bitcoin-backed financial products and serves on the Strive Board. Prior to that role, he servedas Vice President of Research for Riot Platforms Inc. from July 2022 to March 2025, one of the largest publicly traded Bitcoin mining companies in North America. Before that, he was a product manager at Kraken Digital Asset Exchange, a cryptocurrency exchange, from October 2019 to June 2022. Mr. Rochard has an extensive career in Bitcoin economics, policy and technology. He started his career in public accounting and later co-founded the Satoshi Nakamoto Institute, an educational initiative dedicated to archiving and promoting Bitcoin’s intellectual history. He became a prominent writer and speaker on Bitcoin, energy policy and financial regulation, and has advised policymakers, institutional investors and corporations on Bitcoin adoption and integration into the traditional financial markets. Mr. Rochard was educated at the University of Texas at Austin, where he earned his Bachelor of Business Administration and master’s degrees in accounting. Mr. Rochard brings to the Strive Board deep expertise in Bitcoin, financial innovation and regulatory engagement. His background at the intersection of digital assets, economics and public policy supports informed oversight and long-term value creation.
Shirish Jajodia. Shirish Jajodia has served as Vice President, Corporate Treasurer and Head of Investor Relations at Strategy Inc. since November 2022 and serves on the Strive Board. Mr. Jajodia previously served as the Senior Director of Treasury and Investor Relations since October 2021. Mr. Jajodia holds a B.Tech. in Metallurgical Engineering and Materials Science from the Indian Institute of Technology, Bombay and has completed Level 2 of the CFA program and passed Level 1 of the Financial Risk Manager (FRM) certification. He is proficient in multiple languages, including English, Hindi, and Marathi, and has a strong background in treasury management, investor relations, and corporate finance strategies, particularly in the context of digital assets like Bitcoin. Under his leadership, Strategy has implemented a digital asset treasury reserve policy, positioning the company as a pioneer in corporate Bitcoin holdings. Mr. Jajodia brings to the Strive Board deep expertise in strategic treasury planning, digital asset management and investor engagement. His experience leading high-impact financial initiatives at Strategy positions him to contribute meaningfully to the Strive Board’s oversight of the Company’s financial strategic direction as Strive enters its next phase of growth.
James A. Lavish. James A. Lavish is the Co-Founder and has been Managing Partner of the Bitcoin Opportunity Fund, a value investment fund focused on public and private opportunities within the Bitcoin ecosystem, since August 2023, and serves on the Strive Board. From March 2006 to January 2022, Mr. Lavish served as Chief Operating Officer of LKCM Alternative Investments, LLC, an asset management firm. Before that, Mr. Lavish cofounded and served as Managing Partner at Ranger Arbitrage, a risk arbitrage hedge fund. Mr. Lavish earned his B.A. in Political Science from Yale University in 1993 and has been a Chartered Financial Analyst (CFA) since 2002.
Jonathan R. Macey. Jonathan R. Macey been the Sam Harris Professor of Corporate Law, Corporate Finance and Securities Law at Yale University, a Professor in the Yale School of Management since 2004 and serves on the Strive Board. Professor Macey is also a Member of the Executive Committee of the Yale Law School Center for the Study of Corporate Governance, and of the Members Consultative Group for the American Law Institute, Restatement of the Law, Corporate Governance. Professor Macey previously served as Chair of the Yale University Advisory Committee on Investor Responsibility (ACIR) and as Chair of the Yale University Committee on Fossil Fuel Investment Principles (CFFIP). Prior to joining the faculty at Yale, Professor Macey served as J. DuPratt White Professor of Law at Cornell University. He has served as an independent director of two public companies. Professor Macey previously served as a member of the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Economic Advisory Committee, as a member of the FINRA National Adjudicatory Council and is Co-Chair of the Bipartisan Policy Center Task Force on Capital Markets. Professor Macey is the author of several books and over 150 articles on corporate law and banking law. He has served as a member of the Legal Advisory Committee to the Board of Directors of the New York Stock Exchange. Professor Macey earned his B.A. from Harvard College and his J.D. from Yale Law School. Professor Macey brings to the Strive Board his significant expertise in corporate governance, securities law and finance, as well as his prior experience as a public company director.
Mahesh Ramakrishnan. Mahesh Ramakrishnan is the Co-Founder and has been Managing Partner of Escape Velocity (EV3) Ventures, a venture capital firm focused on early-stage investments in blockchain infrastructure and decentralized technologies, since April 2022, and serves on the Strive Board. From August 2020 to March 2022, he served as a Private Equity as Vice President of Research for Riot Platforms Inc. from July 2022 to March 2025, one of the largest publicly traded Bitcoin mining companies in North America. Before that, he was a product manager at Kraken Digital Asset Exchange, a cryptocurrency exchange, from October 2019 to June 2022. Mr. Rochard has an extensive career in Bitcoin economics, policy and technology. He started his career in public accounting and later co-founded the Satoshi Nakamoto Institute, an educational initiative dedicated to archiving and promoting Bitcoin’s intellectual history. He became a prominent writer and speaker on Bitcoin, energy policy and financial regulation, and has advised policymakers, institutional investors and corporations on Bitcoin adoption and integration into the traditional financial markets. Mr. Rochard was educated at the University of Texas at Austin, where he earned his Bachelor of Business Administration and master’s degrees in accounting. Mr. Rochard brings to the Strive Board deep expertise in Bitcoin, financial innovation and regulatory engagement. His background at the intersection of digital assets, economics and public policy supports informed oversight and long-term value creation.
Shirish Jajodia. Shirish Jajodia has served as Vice President, Corporate Treasurer and Head of Investor Relations at Strategy Inc. since November 2022 and serves on the Strive Board. Mr. Jajodia previously served as the Senior Director of Treasury and Investor Relations since October 2021. Mr. Jajodia holds a B.Tech. in Metallurgical Engineering and Materials Science from the Indian Institute of Technology, Bombay and has completed Level 2 of the CFA program and passed Level 1 of the Financial Risk Manager (FRM) certification. He is proficient in multiple languages, including English, Hindi, and Marathi, and has a strong background in treasury management, investor relations, and corporate finance strategies, particularly in the context of digital assets like Bitcoin. Under his leadership, Strategy has implemented a digital asset treasury reserve policy, positioning the company as a pioneer in corporate Bitcoin holdings. Mr. Jajodia brings to the Strive Board deep expertise in strategic treasury planning, digital asset management and investor engagement. His experience leading high-impact financial initiatives at Strategy positions him to contribute meaningfully to the Strive Board’s oversight of the Company’s financial strategic direction as Strive enters its next phase of growth.
James A. Lavish. James A. Lavish is the Co-Founder and has been Managing Partner of the Bitcoin Opportunity Fund, a value investment fund focused on public and private opportunities within the Bitcoin ecosystem, since August 2023, and serves on the Strive Board. From March 2006 to January 2022, Mr. Lavish served as Chief Operating Officer of LKCM Alternative Investments, LLC, an asset management firm. Before that, Mr. Lavish cofounded and served as Managing Partner at Ranger Arbitrage, a risk arbitrage hedge fund. Mr. Lavish earned his B.A. in Political Science from Yale University in 1993 and has been a Chartered Financial Analyst (CFA) since 2002.
Jonathan R. Macey. Jonathan R. Macey been the Sam Harris Professor of Corporate Law, Corporate Finance and Securities Law at Yale University, a Professor in the Yale School of Management since 2004 and serves on the Strive Board. Professor Macey is also a Member of the Executive Committee of the Yale Law School Center for the Study of Corporate Governance, and of the Members Consultative Group for the American Law Institute, Restatement of the Law, Corporate Governance. Professor Macey previously served as Chair of the Yale University Advisory Committee on Investor Responsibility (ACIR) and as Chair of the Yale University Committee on Fossil Fuel Investment Principles (CFFIP). Prior to joining the faculty at Yale, Professor Macey served as J. DuPratt White Professor of Law at Cornell University. He has served as an independent director of two public companies. Professor Macey previously served as a member of the Financial Industry Regulatory Authority, Inc.’s (“FINRA”) Economic Advisory Committee, as a member of the FINRA National Adjudicatory Council and is Co-Chair of the Bipartisan Policy Center Task Force on Capital Markets. Professor Macey is the author of several books and over 150 articles on corporate law and banking law.

He has served as a member of the Legal Advisory Committee to the Board of Directors of the New York Stock Exchange. Professor Macey earned his B.A. from Harvard College and his J.D. from Yale Law School. Professor Macey brings to the Strive Board his significant expertise in corporate governance, securities law and finance, as well as his prior experience as a public company director.
Mahesh Ramakrishnan. Mahesh Ramakrishnan is the Co-Founder and has been Managing Partner of Escape Velocity (EV3) Ventures, a venture capital firm focused on early-stage investments in blockchain infrastructure and decentralized technologies, since April 2022, and serves on the Strive Board. From August 2020 to March 2022, he served as a Private Equity Investor at Apollo Global Management Inc., a global alternative investment manager. From July 2018 to July 2020, Mr. Ramakrishnan served at Goldman Sachs, a multinational financial services firm. Mr. Ramakrishnan earned a B.A. in Economics from Harvard University in 2018 and an MBA from Harvard Business School in 2022. Mr. Ramakrishnan brings to the Strive Board experience in private equity, venture capital, and financial technology, with a focus on decentralized infrastructure and digital asset ecosystems.
Eric Semler. Eric Semler is a public and private market investor in technology and media. His long/short investment fund, TCS Capital Management, LLC (“TCS”), which he founded in 2001 and converted into a family office in 2017, was, at its peak, among the largest independent technology, media and telecom investment funds worldwide. He is currently the Chief Executive Officer and Chairman of the Board of Trailblazer Acquisition Corp (Nasdaq: BLZR), a SPAC that went public in September 2025 raising $275 million. He served as executive chairman of the board of Semler Scientific, Inc. (Nasdaq: SMLR), a medical device and software business and the second U.S. public company to adopt bitcoin as its primary treasury reserve asset. Since 2021, he has served on the board of Fundstrat Global Advisors, an independent financial services firm. Mr. Semler is also a director of FutureCrest (Nasdaq: FCRS), a SPAC that went public in September 2025. Mr. Semler has previously served on three public company boards: Angie’s List, Inc., The Maven, Inc. (now known as Arena Group Holdings, Inc.) and Geeknet Inc. After graduating from Dartmouth College in 1987, Mr. Semler began his career as a journalist working for The New York Times and for the Moscow News in Russia. After graduating from Harvard University with both J.D. and M.B.A. degrees in 1994, Mr. Semler was an associate at James D. Wolfensohn & Co for three years, focusing on mergers and acquisitions. From 1997 to 1998, he was an investment banking principal in the media and communications group at Montgomery Securities. Mr. Semler is the co-author of two books published by Harper Collins: The Language of Nuclear War and The Businessman’s Guide to Moscow. In 2019, Mr. Semler and his wife Tracy founded and developed the Raising Fame podcast franchise, partnering with NBA parents Dell and Sonya Curry to tell stories about raising extraordinary athletes. In 2024, they launched Raising Fame TV, hosted by Sonya Curry and Lucille O’Neal, the mother of Shaquille O’Neal; the show began airing on TV One in July 2024, and includes episodes on raising successful athletes and entertainers.
Family Relationships
There are no family relationships between executive officers or directors of the Company.
Skills and Qualifications of the Directors
The Board believes that the qualifications of the directors, as set forth in their biographies, which are listed above, give them the qualifications and skills to serve as directors of the Company.

Director Independence
Certain stockholders affiliated with Strive control more than a majority of the voting power of Class A Common Stock eligible to vote in the election of directors. As a result, we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Under the rules of Nasdaq, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements that the board be composed of a majority of independent directors and have a compensation committee and a nominating and corporate governance committee that are composed entirely of independent directors.
We intend to rely on these exemptions. As a result, we may not have a majority of independent directors on the Strive Board. In addition, our Compensation Committee and our Nominating and Corporate Governance Committee may not, from time to time, consist entirely of independent directors. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance standards applicable to non-controlled companies.
The Board has affirmatively determined that each of Messrs. Lavish, Macey, Ramakrishnan, Rochard and Semler meet the definition of “independent director” under the applicable rules and regulations of the SEC and the applicable listing standards of Nasdaq. Messrs. Rochard, Lavish and Macey serve as members of the Audit Committee, Messrs. Ramakrishnan, Rochard and Lavish serve as members of the Compensation Committee, and Messrs. Macey, Rochard and Ramakrishnan serve as members of the Nominating and Corporate Governance Committee.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

ITEM 2 — RATIFICATION OF THE 2026 OMNIBUS EQUITY INCENTIVE PLAN
On January 16, 2026, our Board adopted the Strive, Inc. 2026 Omnibus Equity Incentive Plan (the “Plan”), subject to ratification by our stockholders. On January 16, 2025, pursuant to the Written Consent, the Majority Stockholders ratified the Plan in the form of the attached Appendix A. The Plan is intended to replace the Company’s existing equity compensation plan—the Strive, Inc. Amended and 2022 Equity Incentive Plan (the “Pre-ASST Transaction Plan”)—which was approved by our stockholders on November 3, 2022.
In connection with the design and adoption of the Plan, our Board carefully considered our anticipated future equity needs, our historical equity compensation practices and the advice of the Compensation Committee’s independent compensation consultant. The aggregate number of shares of Class A Common Stock being requested for authorization under the Plan is 118,459,736, which takes into account the number of shares of Class A Common Stock remaining available for future grant under the Pre-ASST Transaction Plan.
Summary of the Plan
The following is a summary of the principal features of the Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the Plan, which is attached as Appendix A to this Information Statement. Capitalized terms used in this summary and not otherwise defined shall have the meaning set forth in the Plan.
Purpose
The purpose of the Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.
Eligibility
Our employees, consultants, advisors, other service providers and non-employee directors are eligible to receive awards under the Plan. As of January 15, 2026, there were approximately 72 employees, 7 non-employee directors and 11 consultants eligible to receive awards under the Plan. The basis of participation in the Plan is the Compensation Committee’s decision, in its sole discretion, that an award to an eligible participant will further the Plan’s stated purpose (as described above). In exercising its discretion, the Compensation Committee will consider the recommendations of management and the purpose of the Plan.
Authorized Shares
Subject to adjustment (as described below), the number of shares of Class A Common Stock that may be subject to awards granted under the Plan will equal the number of shares of Class A Common Stock remaining available for grant under the Pre-Asst Transaction Plan as of January 15, 2026, plus 110,789,280 shares of Class A Common Stock. The total number of shares of Class A Common Stock available for issuance under the Plan will be increased on the first day of each Company fiscal year following the adoption of the Plan in an amount equal to the least of (i) 46,162,200 shares of Class A Common Stock, (ii) 5% of the aggregate number of shares of the Company’s Class A Common Stock and Class B Common Stock outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (iii) such number of Shares as determined by the Compensation Committee in its discretion.
If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the Plan. Shares surrendered or withheld in payment of taxes related to an award will not again become available again for issuance under the Plan. Shares tendered or withheld in payment of an exercise or purchase price will not again be available for issuance under the Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan.
Individual Limits
The maximum number of shares of Class A Common Stock that may be issued pursuant to incentive stock options is 110,789,280.
A participant who is a non-employee director may not receive compensation for any calendar year in excess of $850,000 in the aggregate (with a newly appointed or elected non-employee director to be eligible to receive compensation of up to $1,000,000 in aggregate during the initial annual period, including cash payments and awards granted under the Plan.

Purpose
The purpose of the Plan is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our stockholders.
Administration
The Plan is administered by our Compensation Committee or another committee designated by the Board (or, if the Board does not designate a committee, the Board). To the extent necessary to comply with applicable regulatory regimes, any action by the committee will require the approval of committee members who are:
•
independent, within the meaning of and to the extent required (unless controlled company status applies) by applicable rulings and interpretations of the applicable stock market or exchange on which our securities are quoted or traded; and

•	non-employee directors within the meaning of Rule 16b-3 under the Exchange Act.
The Compensation Committee has authority under the Plan to:
•	designate participants;
•
determine the types of awards to grant, the number and type of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the Compensation Committee;

•	amend the terms of any outstanding awards;
•	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect;
•	interpret and administer the plan and any instrument or agreement relating to, or award made under, the Plan; and
•
establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the plan, in each case, as it deems appropriate for the proper administration of the plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The Compensation Committee may delegate the authority to grant awards under the Plan, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board (which may consist solely of one director).
Types of Awards
The Plan provides for grants of stock options, SARs, restricted shares, RSUs, performance awards and other stock-based and cash-based awards.
Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) will be determined by the Compensation Committee and may not be less than the closing price of a share on the grant date. The Compensation Committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.
Restricted Stock. Restricted stock is an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.

RSUs. RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.
Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the committee. The Compensation Committee has authority to specify that any other award granted under the Plan will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals.
Other Stock-Based Awards. The Compensation Committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, dividend rights or dividend equivalent rights or awards with value and payment contingent on our performance or that of our business units or any other factors that the Compensation Committee designates.
Other Cash-Based Awards. The Compensation Committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan), either independently or as an element of or supplement to any other award under the Plan.
Adjustments
In the event the Compensation Committee determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Compensation Committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate limits under the plan; (ii) the number and type of shares or other securities subject to outstanding awards; (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; and (iv) the terms and conditions of any outstanding awards, including the performance criteria of any performance awards.
Termination of Service and Change in Control
The Compensation Committee will determine the effect on outstanding awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the awards will vest, become exercisable, settle or be paid or forfeited. In the event of a “change in control” (as defined in the Plan and described below), the Compensation Committee may, in its sole discretion take any one or more of the following actions with respect to outstanding awards.
•	continuation or assumption of the award by the successor or surviving corporation (or its parent);
•
substitution or replacement of the award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as the award (including any applicable performance targets or criteria);

•
acceleration of the vesting of the award and the lapse of any restrictions thereon, and in the case of options and SAR awards, acceleration of the right to exercise the award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent the award is not timely exercised), in each case, either (i) immediately prior to or as of the date of the change in control, (ii) upon a participant’s involuntary termination of employment or service (including a termination of the participant’s employment by us without “cause” or by the participant for “good reason” and/or due to the participant’s death or “disability”, as such terms may be defined in the applicable award agreement and/or the participant’s employment agreement or offer letter, as the case may be) on or within a specified period following such change in control or (iii) upon the failure of the successor or surviving corporation (or its parent) to continue or assume the award;

•	in the case of a performance award, determination of the level of attainment of any applicable performance conditions; and

•
cancellation of the award in consideration of a payment equal to the value of the award (as determined in the discretion of the Compensation Committee), with the form, amount and timing of such payment determined by the Compensation Committee in its sole discretion (subject to the terms of the Plan), provided that the Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any options or SAR awards for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction.

Under the Plan, a “change in control” generally means the occurrence of one or more of the following events:
•	any person or entity is (or becomes, during any 12-month period) the beneficial owner of more than 50% of the total voting power of our stock;
•	the replacement of more than 50% of our directors during any 12-month period;
•
the consummation of our merger or consolidation with any other entity, or the issuance of voting securities in connection with our merger or consolidation with any other entity (unless (i) our voting securities outstanding immediately before such transaction continue to represent at least 50% of the voting power and total fair market value of the stock of the successor or surviving corporation (or its parent) or (ii) the merger or consolidation is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of more than 50% of either our then-outstanding shares or the combined voting power and total fair market value of our then-outstanding voting securities); or

•
the sale or disposition of all or substantially all of our assets in which any person or entity acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or entity) assets from us that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition(s).

Notwithstanding the foregoing, a “change in control” does not occur (i) if there is consummated any transaction or series of integrated transactions immediately following which the holders of shares immediately prior to such transactions continue to have the substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transactions or (ii) upon the acquisition of additional control of the Company by any person or entity that is considered to effectively control the Company, including, without limitation, any transactions following which Vivek Ramaswamy (or any entity controlled by him) holds more than 50% of the combined voting power of the then-outstanding securities of the Company or other surviving entity following such transactions.
Amendment and Termination
Our Board may amend, alter, suspend, discontinue or terminate the Plan, subject to approval of our stockholders if required by the rules of the stock exchange on which our shares are principally traded. The Compensation Committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such Board or Compensation Committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except (i) to the extent that such action is taken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards in accordance with the terms of the Plan. In addition, the Compensation Committee may amend the Plan in such manner as may be necessary or desirable to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
Prohibition on Repricing
Subject to the adjustment provision described above, the committee may not directly or indirectly, through cancellation or regrant or any other method (including through the repurchase of options or SAR awards (that are “out of the money”) for cash and/or other property), reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our stockholders.
Cancellation or “Clawback” of Awards
The Compensation Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies (including Strive, Inc. Compensation Recoupment Policy), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of shares underlying such awards.

Term
The Plan expires on January 16, 2036 unless, prior to that date, the maximum number of shares available for issuance under the Plan has been issued or our Board terminates the Plan.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the Plan. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the Plan under federal, state, local and other applicable laws
Non-Qualified Stock Options
A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes, subject to any limits imposed under Section 162(m) of the Code. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.
Incentive Stock Options
An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.
If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.
SARs
A participant generally does not recognize income at the time a SAR is granted. At the time cash or stock representing the amount of the appreciation is transferred to the participant pursuant to exercise of the SAR, the participant will generally be required to recognize as income an amount equal to the amount of cash or fair market value of the shares paid or transferred to the participant. Such amount will be taxable as ordinary income and we generally will be entitled to a corresponding tax deduction, subject to any limits imposed under Section 162(m) of the Code.
Restricted Stock
A participant generally will not recognize any income upon the receipt of unvested shares or restricted stock unless the participant elects under Section 83(b) of the Code, within 30 days after receipt of the shares, to recognize ordinary income in an amount equal to the fair market value of the shares at the time of receipt, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. A Participant who makes the election will not be allowed a deduction for the value of any shares subsequently forfeited. A Participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the shares, which may be at the time of grant, in an amount equal to the fair market value of the shares on such date, less any amount paid for the shares. We will withhold any Federal Insurance Contribution Act (“FICA”) taxes due in respect of the shares in the year the restrictions applicable to the shares lapse, based on the fair market value of the shares on the vesting date, unless you elect under Section 83(b) of the Code, in which case we will withhold any FICA taxes due in respect of the shares in the year of grant based on the fair market value of the shares on the grant date.
Generally, upon a sale or other disposition of restricted stock with respect to which a participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such shares. Such gain or loss will be long-term capital gain or loss if the participant holds such shares for more than one year.
RSUs
A participant generally does not recognize income at the time an RSU is granted. At the time of settlement of the award, the participant will generally recognize ordinary income equity to the fair market value of the RSUs at the time of settlement of the award, and the Company generally will be allowed a corresponding tax deduction at that time, subject to any limits imposed under Section 162(m) of the Code. We will withhold any FICA taxes due in respect of the RSUs in the year the RSUs vest based on the fair market value of the shares and/or cash underlying the award on the vesting date. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
New Plan Benefits
No awards were granted under the Plan prior to its approval by our stockholders; provided, however, that pursuant to the employment agreement by and between the Company and Matthew Cole, the Company’s Chief Executive Officer, dated as of September 15, 2025, the Company agreed to recommend that the Compensation Committee approve a grant of restricted stock units in respect of the Company’s Common Stock with a grant date value of $17,000,000 be made to Mr. Cole, with such grant subject to the approval of a new equity plan (including the 2026 Equity Incentive Plan). The grant of awards under the Plan is otherwise made at the Compensation Committee’s discretion, subject to the terms of the Plan. Therefore, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. However, for additional information please refer to the Summary Compensation Table for 2024 in this Information Statement which sets forth certain information regarding awards granted to our NEOs under the Pre-ASST Transaction Plan during 2024.

EXECUTIVE COMPENSATION
The following executive compensation disclosures provide historical compensation information relating to the named executive officers of the Company. In September 2025, Asset Entities, Inc. completed a business combination with Strive Enterprises, Inc. and changed its name to Strive, Inc. In light of the recent transactions, which resulted in Strive Enterprises, Inc. becoming a subsidiary of Asset Entities and the named executive officers of Strive Enterprises, Inc. becoming executive officers of Strive, Inc. (which was previously Asset Entities) at the closing of the transactions, the Company is providing historical executive compensation of the named executive officers with respect to their employment with Strive Enterprises, Inc. for fiscal year 2024 and their employment with Strive, Inc. for fiscal year 2025.
Executive Compensation of Strive, Inc.
The following table sets forth information concerning the compensation paid to the Company’s chief executive officer and our next two most highly compensated executive officer during our fiscal years ended December 31, 2025 and 2024 (collectively referred to as the “NEOs”). We disclose compensation for two NEOs with respect to 2024 because only two of the NEOs were executive officers in 2024. Logan Beirne, Chief Legal Officer joined Strive as an executive officer in February 2025.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)(6)	Total ($)
Matthew Cole Chief Executive Officer	2025	536,900	2,000,000(2)	—	46,900	2,583,800
	2024	415,000	63,000(3)	7,050,275(4)	13,800	7,542,075
Benjamin Pham Chief Financial Officer	2025	397,500	500,000(2)	4,716,662(5)	10,196	5,624,358
	2024	337,500	52,500(3)	1,938,466(4)	9,437	2,337,903
Logan Beirne Chief Legal Officer	2025	381,300	540,000(2)	19,317,803(4)(5)	4,667	20,243,770
	2024	—	—	—	—	—

(1)
As further described below, (a) Mr. Cole’s annual base salary for 2025 was initially $420,000 and was increased to $800,000 in connection with Mr. Cole entering into an employment agreement in September 2025, (b) Mr. Pham’s annual base salary for 2025 was initially $350,000 and was increased to $500,000 in connection with Mr. Pham entering into an employment agreement in September 2025 and (c) Mr. Beirne’s annual base salary for 2025 was initially $400,000 and was increased to $500,000 in connection with Mr. Beirne entering into an employment agreement in September 2025. The amounts reflected in this column reflect the actual amount of annual base salary received by each NEO in 2025.

(2)
In connection with his appointment as our Chief Executive Officer, Mr. Cole received a special one-time bonus in an amount equal to $2,000,000. In connection with his hiring in February 2025, Mr. Beirne received a one-time signing bonus in an amount equal to $40,000. In addition, Messrs. Pham and Beirne each received a transaction bonus in the amount of $500,000 in connection with the closing of the Asset Entities Merger (as defined below).

(3)
These amounts reflect special bonuses paid to Messrs. Cole and Pham as compensation for their relocation from Ohio to Texas. Strive otherwise did not provide any other bonuses to any of the NEOs in 2024.

(4)
These amounts represent the aggregate grant date fair value of the Old Strive RSUs and Old Strive RSAs (as defined below) granted to each of the NEOs under the Pre-ASST Transaction Plan and as described in further detail below. The grant date fair value was calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to time-based vesting conditions or performance-based vesting conditions. The amounts reported for the Old Strive RSU and Old Strive RSA awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Strive’s audited consolidated financial statements included elsewhere in the prospectus of our Form S-4 filed with the Commission on December 3, 2025. Amounts reported do not reflect the actual economic value that may be realized by the applicable NEO.

(5)
These amounts represent the aggregate grant date fair value of the New Strive RSUs (as defined below) granted to each of the NEOs under the Pre-ASST Transaction Plan and as described in further detail below. The grant date fair value was calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to time-based vesting conditions or performance-based vesting conditions. The amounts reported for the New Strive RSUs subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Strive’s audited consolidated financial statements included elsewhere in the prospectus of our Form S-4 filed with the Commission on December 3, 2025. Amounts reported do not reflect the actual economic value that may be realized by the applicable NEO.

(6)
The amounts reported in this column reflect company matching contributions in 2025 under Strive’s 401(k) plan for Mr. Cole ($11,900), Mr. Pham ($10,196) and Mr. Beirne ($4,667). For Mr. Cole only, the amount also reflects personal security costs incurred in 2025.

Elements of Strive’s Executive Compensation Program
For the year ended December 31, 2025, the compensation for each NEO generally consisted of a base salary, special one-time bonuses, restricted stock units and standard employee benefits. These elements (and the amounts of compensation and benefits under each element) were selected because Strive believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to the NEOs.
Base Salaries
The NEOs receive a base salary to compensate them for services rendered to Strive. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Prior to September 15, 2025, Mr. Cole had an annual base salary of $420,000, Mr. Pham had an annual base salary of $350,000 and Mr. Beirne had an annual base salary of $400,000 in connection with their employment with Strive Enterprises, Inc. Effective September 15, 2025, Mr. Cole’s annual base salary was increased to $800,000, Mr. Pham’s annual base salary was increased to $500,000 and Mr. Beirne’s annual base salary was increased to $500,000, which increase was approved by the Board, after consultation with our independent compensation consultant, to provide compensation commensurate with each NEO’s new role as an executive officer of a public company.
Bonuses
In 2025, each named executive officer was eligible to participate in our annual discretionary incentive plan under which cash incentive payments were awarded based on the achievement of key performance metrics as determined by our Board. For 2025, Mr. Cole was eligible to receive a bonus of up to 200% of his base salary and Messrs. Pham and Beirne were each eligible to receive a bonus of up to 100% of their respective base salaries, in each case, pursuant to the terms of their employment agreements described below under “—Employment Agreements”.
Annual bonuses for our named executive officers are awarded at the discretion of our Board, and are based on our Board’s general assessment of each NEO’s individual performance and individual contributions to the achievement of specified pre-established performance criteria. As of the date of this Information Statement, the Board has not yet determined any of our NEO’s annual bonus for 2025.
In addition, in February 2025, Mr. Beirne received a one-time signing bonus in an amount equal to $40,000. In September 2025, Mr. Cole received a special one-time bonus in an amount equal to $2,000,000 in connection with his appointment as the Chief Executive Officer, and each of Messrs. Pham and Beirne received a transaction bonus in the amount of $500,000 in connection with the closing of the Asset Entities Merger (as defined below).
2025 Equity Grants
In September 2025, Strive granted Messrs. Pham and Beirne restricted stock units pursuant to the terms and conditions of the Pre-ASST Transaction Plan. Messrs. Pham and Beirne were granted awards of restricted stock units that settle in shares of Class A Common Stock of the Company granted pursuant to the Pre-ASST Transaction Plan (the “New Strive RSUs”) that vest upon the satisfaction of a “time condition”. The time condition applicable to the New Strive RSUs is satisfied as follows: (i) 33% of the New Strive RSUs vesting on the first anniversary of the grant date and (ii) 8.33% of the New Strive RSUs vesting on the nearest quarter-end date prior to the next eight quarterly anniversaries thereafter, such that the New Strive RSUs will vest on March 31, June 30, September 30 or December 31, as applicable, in each case subject to the NEO’s continued service to the Company on each applicable vesting date and otherwise subject to the terms and conditions set forth in the form of the RSU award agreement. In the event the NEO’s employment is involuntarily terminated for any reason other than for “cause” within 12 months following the consummation of a “change in control” (each term as defined in the applicable award agreement), the New Strive RSUs will become fully vested.
Other Elements of Compensation
Defined Contribution Plan
Strive maintains a 401(k) defined contribution retirement savings plan for its employees in the United States who satisfy certain eligibility requirements, including the NEOs. The NEOs are eligible to participate in the 401(k) plan on the same terms as other U.S. full-time employees, including matching employer contributions equal to 100% of the first 3% of the employees’ contribution and 50% of the next 2% of the employees’ contribution.

Employee Benefits
All of Strive’s full-time employees in the United States, including the NEOs, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care, flexible spending accounts, short-term and long-term disability insurance and life insurance.
Personal Security
As a result of Mr. Cole’s high profile as the Chief Executive Officer, we have provided an executive protection security detail to Mr. Cole. Security includes the use of a leased vehicle and driver, who is also a member of the security detail. The costs of this benefit attributable to security at his residence or any other amounts required to be disclosed are reported in our “Summary Compensation Table” above.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for our named executive officers as of the end of our fiscal year ended December 31, 2025. Pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Asset Entities Merger Agreement”), dated as of June 27, 2025, by and among Strive (which was, until September 12, 2025, known as Asset Entities Inc.), Alpha Merger Sub, LLC, an Ohio limited liability company and wholly-owned subsidiary of Strive, and Strive Enterprises, Inc., an Ohio corporation, Strive Enterprises, Inc., completed the reverse acquisition of Asset Entities, Inc. (“Asset Entities”) on September 12, 2025, and continued as the surviving entity (the “Asset Entities Merger”). Upon the consummation of the Asset Entities Merger (“Closing”), (i) each outstanding share Class B Common Stock of Strive Enterprises, Inc. (the “Old Strive Class B Shares”) held by the NEO as of the Closing was converted into the right to receive a number of shares of Class B Common Stock of the Company (the “New Strive Class B Shares”) equal to the product, rounded down to the nearest whole share, obtained by multiplying (x) the number of Old Strive Class B Shares by (y) a ratio equal to 70.9470650 (the “Exchange Ratio”), (ii) each outstanding restricted stock unit in respect of Old Strive Class B Shares held by the NEO as of the Closing (each, an “Old Strive RSU”) was converted into an award of restricted stock units with respect to a number of New Strive Class B Shares (which automatically converted into shares of Class A Common Stock of the Company (the “New Strive Class A Shares”) upon the transfer thereof) (each, a “Converted Strive RSU”) equal to the product, rounded down to the nearest whole share, obtained by multiplying (x) the number of Old Strive RSUs held by the NEO by (y) the Exchange Ratio, which such Converted Strive RSUs remain subject to the same terms and conditions as were applicable to the corresponding Old Strive RSU and (iii) each outstanding award of restricted shares with respect to Old Strive Class B Share held by the NEO as of the Closing (each, an “Old Strive RSA”) was converted into an award of restricted shares with respect to New Strive Class B Shares (which automatically converted into New Strive Class A Shares upon the transfer thereof) (each, a “Converted Strive RSA”) equal to the product, rounded down to the nearest whole share, obtained by multiplying (x) the number of Old Strive RSA held by the NEO by (y) the Exchange Ratio, which such Converted Strive RSAs remain subject to the same terms and conditions as were applicable to the corresponding Old Strive RSA.
The market value of the equity awards set forth below is based on the closing price of our Class A Common Share as of December 31, 2025, the last trading day of 2025, which was $0.7380.

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Matthew Cole(1)	—	—	—
Benjamin Pham	7/8/2024	2,039,245(2)	1,504,963
	9/15/2025	555,555(3)	410,000
Logan Beirne	9/15/2025	2,222,222(3)	1,640,000

(1)
In connection with the Closing, each of the time-vesting condition and the performance vesting condition of the Converted Strive RSUs held by Mr. Cole was deemed to have been achieved and all of then-outstanding Converted Strive RSUs held by Mr. Cole became vested as of September 12, 2025. Mr. Cole has not been granted any equity awards since the Closing.

(2)	Reflects the grant of Converted Strive RSUs outstanding under the Pre-ASST Transaction Plan that vest upon the satisfaction of both a “time condition” and a “performance condition.” The time condition applicable to the Converted Strive RSUs is satisfied as follows: (i) 25% of the Converted Strive RSUs satisfy the time condition on the first anniversary of the Converted Strive RSU grant date and (ii) the remaining 75% of the Converted Strive RSUs satisfy the time condition in 12 equal quarterly installments thereafter (with the vesting dates always being on March 31, June 30, September 30 or December 31, as applicable), in each case subject to the NEO’s continuous service through the applicable vesting date. The performance condition will be satisfied on the earlier to occur of (i) a “liquidity event” or (ii) an “IPO” (each term as defined in the applicable award agreement) prior to the expiration date of the Converted Strive RSUs, which is eight years from the grant date. The performance condition was deemed fully satisfied in connection with the Asset Entities Merger. If both the time condition and performance condition have not been satisfied before the expiration date, the Converted Strive RSUs will expire on the expiration date. The number of Converted Strive RSUs reflected in the table above assumes full attainment of the time condition and performance condition. In the event the NEO’s employment is involuntarily terminated for any reason other than for “cause” within 12 months following the consummation of a “change in control” (each term as defined in the applicable award agreement), the Converted Strive RSUs will become fully vested.
(3)
These New Strive RSUs vest as follows: 33% vests on the first anniversary of the grant date and the remainder vests as to 8.33% on a quarterly basis (with the vesting dates always being on March 31, June 30, September 30 or December 31, as applicable), in all cases subject to the NEO’s continued employment through each applicable vesting date.

Employment Agreements
Executive Employment Agreements
Cole Employment Agreement
During the first portion of the 2025 fiscal year (ending September 15, 2025), Mr. Cole was party to an employment agreement with Strive, dated May 19, 2022 (the “Old Cole Employment Agreement”), which provided for at-will employment and no specified term of employment. The Old Cole Employment Agreement provided for annual base salary (which was $420,000 until September 15, 2025), a discretionary bonus, the amount and terms of which were in the sole and absolute discretion of the Board and eligibility to receive discretionary equity incentive awards under the Pre-ASST Transaction Plan, as determined in the sole discretion of the Board.
Pursuant to the Old Cole Employment Agreement, in the event Mr. Cole’s employment was terminated for any reason, Mr. Cole was not entitled to any payments in the nature of severance or termination payments other than any accrued but unpaid salary and vacation, reimbursement for unreimbursed business expenses and vested employee benefits (including equity compensation) to which Mr. Cole would have been entitled as of the date of termination.
The Old Cole Employment Agreement also contained customary perpetual confidentiality and non-disparagement covenants, as well as, for a period of twenty-four (24) months following termination of Mr. Cole’s employment with Strive, covenants not to compete and not to solicit customers and services provider covenants.
Pham Employment Agreement
During the first portion of the 225 fiscal year (ending September 15, 2025), Mr. Pham was party to an amended and restated employment agreement with Strive, dated March 1, 2022 (the “Old Pham Employment Agreement”), which provided for at-will employment and no specified term of employment. The Old Pham Employment Agreement provided for agreement annual base salary (which was $350,000 until September 15, 2025), a discretionary bonus, the amount and terms of which were in the sole and absolute discretion of the Board and eligibility to receive discretionary equity incentive awards under the Pre-ASST Transaction Plan, as determined in the sole discretion of the Board. Mr. Pham was also entitled to participate in the employee benefit plans and programs as provided by Strive to similarly situated full-time employees from time to time.
Pursuant to the Old Pham Employment Agreement, in the event Mr. Pham’s employment was terminated without “cause” or Mr. Pham resigns for “good reason” (each as defined in the Old Pham Employment Agreement ), then, subject to Mr. Pham’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Pham would have been entitled to receive (i) a lump sum payment equal to 3 months of base salary for the year in which the date of termination occurs and (ii) monthly reimbursement of COBRA premiums (less active employee rates) for 18 months following the date of his termination (or, if earlier, until the date Mr. Pham became eligible for substantially similar coverage from another employer or other source).
In addition, in the event Mr. Pham’s employment was terminated without cause or Mr. Pham resigned for good reason within 24 months following a “change in control” (as defined in the Old Pham Employment Agreement), then, subject to Mr. Pham’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Pham would have been entitled to receive (i) a prorated bonus, if any, that Mr. Pham would have earned for the period in which the termination date occurs (or if greater, the period in which the change in control occurs) and (ii) monthly reimbursement of COBRA premiums (less active employee rates) for 18 months following the date of his termination (or, if earlier, until the date Mr. Pham becomes eligible for substantially similar coverage from another employer or other source).

The Old Pham Employment Agreement also contained customary perpetual confidentiality and non-disparagement covenants, as well as, for a period of twelve (12) months following termination of Mr. Pham’s employment with Strive, a non-compete covenant and a covenant not to solicit customers, and, for a period of twenty-four (24) months following termination of Mr. Pham’s employment with Strive, a covenant not to solicit employees.
Executive Employment Agreements Following the Asset Entities Merger
On September 15, 2025, Strive entered into Executive Employment Agreements (each, a “New Employment Agreement,” and together, the “New Employment Agreements”) with each NEO as described below.
Position and Term
Pursuant to the terms of the New Employment Agreements, Mr. Cole serves as the Company’s Chief Executive Officer, Mr. Pham serves as the Company’s Chief Financial Officer and Mr. Beirne serves as the Company’s Chief Legal Officer. The term of each of the NEOs’ employment commenced on September 12, 2025, and will be of an indefinite duration and may be terminated by either Strive or the NEO for any reason upon 30 days’ prior written notice.
Compensation
Mr. Cole’s New Employment Agreement provides for an annual base salary of $800,000 and an annual performance-based bonus with a target of 200% of base salary, subject to achievement of performance metrics to be determined by the Board in consultation with Mr. Cole. Mr. Cole’s New Employment Agreement also provides that Mr. Cole may participate in the Pre-ASST Transaction Plan (together with any successor stockholder approved plan, the “Equity Incentive Plan”) subject to the terms of such plan, as determined by the Board in its sole discretion. Additionally, Mr. Cole’s New Employment Agreement provides (i) for a one-time transaction bonus in connection with the closing of the Asset Entities Merger, in an amount equal to $2,000,000 and (ii) subject to the applicable approvals (including stockholder approval of the applicable action with respect to the Equity Incentive Plan) and Mr. Cole’s continued employment through Strive’s next annual stockholders meeting, for the grant of time-vesting restricted stock units with a value of $17,000,000, with the number of shares underlying the restricted stock unit award to be determined based on the average closing price of Strive Common Stock for the six month period beginning the day after the closing of the Asset Entities Merger (the “Future CEO Grant”), with the Future CEO Grant to vest in five substantially equal installments on each of the first five anniversaries of the closing of the Asset Entities Merger, subject to Mr. Cole’s continued employment through each vesting date; provided that the vesting will be accelerated upon a Change in Control (as defined in the Equity Incentive Plan) or a termination of Mr. Cole’s employment by Strive without Cause, by Mr. Cole with Good Reason or due to death or Disability (each such term as defined in Mr. Cole’s New Employment Agreement).
Mr. Pham’s New Employment Agreement and Mr. Beirne’s New Employment Agreement provide for an annual base salary of $500,000 and an annual performance-based bonus with a target of 100% of base salary, subject to achievement of performance metrics to be determined by the Board in consultation with Mr. Cole. Mr. Pham’s New Employment Agreement and Mr. Beirne’s New Employment Agreement also provide that Messrs. Pham and Beirne may participate in the Equity Incentive Plan, subject to the terms of such plan, as determined by the Board in its sole discretion.
Each of the NEOs are also entitled to participate in Strive’s employee benefit plans, perquisites and vacation scheme as are made generally available from time to time to executives of Strive. Strive shall also reimburse each of the NEOs for all reasonable and necessary business, entertainment and travel expenses incurred in the performance of their respective job duties. In addition, Strive will provide each of the NEOs with life insurance policy naming each of the NEO’s respective designated beneficiary or beneficiaries as the sole beneficiary or beneficiaries (which, for Mr. Cole, will provide for a death benefit of no less than $4,800,000). Mr. Cole’s New Employment Agreement also provides that Strive will provide him with appropriate security services at a maximum annual amount of $250,000 per year, subject to review by the Board for potential increase.
Payment in Connection with Termination of Employment
For a description of payments and benefits payable to the NEOs pursuant to the New Employment Agreements in connection with termination of their employment, see the section entitled “Potential Payments Upon Termination or Change in Control” below.

Potential Payments Upon Termination or Change in Control
Where a NEO’s employment is terminated by Strive for Cause (as defined in the Employment Agreements), or by the NEO voluntarily without Good Reason (as defined in the Employment Agreements), Strive shall pay to the terminating NEO any accrued but unpaid base salary and accrued but unused vacation, unreimbursed business expenses properly incurred by the NEO and employee benefits (including equity compensation), if any, to which the NEO may be entitled under Strive’s employee benefit plans as of the date of termination of employment (collectively, the “Accrued Amounts”).
If a NEO’s employment is terminated on account of the NEO’s death or Disability (as defined in the Employment Agreements), Strive shall pay to the NEO the Accrued Amounts and, subject to the NEO’s (or, if applicable, NEO’s estate or beneficiaries) timely execution and non-revocation execution of a release of claims in favor of Strive (the “Release”), (i) a prorata portion of the NEO’s bonus for the year in which termination of employment occurs based on actual achievement of the applicable performance goals during the year of termination of employment (the “Prorata Bonus”), (ii) full vesting of all equity awards that vest solely based on continued service with Strive (the “Service-Based Equity Acceleration”), (iii) vesting of all equity awards that vest based on the attainment of performance goals based on actual performance for any open performance periods (the “Performance-Based Equity Acceleration”), (iv) the NEO’s estate and/or beneficiaries elects continued health benefits coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), reimbursement of the cost of the premiums for such coverage for the NEO’s dependents for (x) in the case of NEO’s death, 36 months following the NEO’s death and (y) in the case of NEO’s Disability, 24 months following the date on which NEO’s employment terminated due to Disability and (iv) continued indemnification under Strive’s director and officer’s liability insurance for a period of six years following the termination date (the “D&O Coverage Continuation”). If a NEO’s employment with Strive terminates due to the NEO’s Disability resulting from an intentional violent act of a third party targeting the NEO, subject to the NEO’s (or, if applicable, the NEO’s estate or beneficiaries) timely execution and non-revocation of the Release, the NEO will receive an additional payment equal to one times (or, in the case of Mr. Cole, one and a half times) base salary and the NEO’s target annual bonus.
If a NEO’s employment is terminated by Strive without Cause, or by the NEO for Good Reason, Strive shall pay the terminating NEO the Accrued Amounts, and, subject to the timely execution and non-revocation of the Release, the NEO will also be entitled to receive: (i) a lump sum payment in an amount equal to (x) for Mr. Cole, two times the sum of Mr. Cole’s base salary and target annual bonus for the year in which the termination date occurs and (y) for Messrs. Pham and Beirne, one times the sum of their respective base salary and target annual bonus for the year in which the termination date occurs, (ii) the Prorata Bonus, (iii) a payment equal to any earned but unpaid annual bonus with respect to any completed fiscal year immediately preceding the termination date that will be paid on the same date as payments for annual bonuses are made to similarly situated NEOs (the “Prior Year Bonus”), (iv) the Service-Based Equity Acceleration, (v) the Performance-Based Equity Acceleration and (vi) if the NEO elects continued health benefits coverage under COBRA, reimbursement of the cost of the premiums for such coverage for the NEO and their dependents (x) for Mr. Cole, for 24 months following Mr. Cole’s termination of employment and (y) for Messrs. Pham and Beirne, for 12 months following their respective termination.
If a NEO’s employment is terminated by Strive without Cause, or by the NEO for Good Reason, in each case within 24 months immediately following a Change in Control, Strive shall pay to the terminating NEO the Accrued Amounts, and subject to the timely execution and non-revocation of the Release, the NEO will be entitled to receive: (i) a lump sum payment in an amount equal to (x) for Mr. Cole, three times the sum of Mr. Cole’s base salary and target annual bonus for the year in which the termination date occurs and (y) for Messrs. Pham and Beirne, two times the sum of their respective base salary and target annual bonus for the year in which the termination date occurs, (ii) the Prior Year Bonus, (iii) the Prorata Bonus, (iv) the Service-Based Equity Acceleration, (v) vesting of all equity awards that vest based on the attainment of performance goals at the greater of target and actual performance for any open performance periods and (vi) if the NEO elects continued health benefits coverage under COBRA, reimbursement of the cost of the premiums for such coverage for the NEO and their dependents (x) for Mr. Cole, for 36 months following Mr. Cole’s termination of employment and (y) for Messrs. Pham and Beirne, for 24 months following their respective termination.

DIRECTOR COMPENSATION
The following director compensation disclosures provide compensation information relating to the non-employee directors of both Strive, Inc. and Asset Entities in respect of the fiscal year ended December 31, 2025. In light of the Asset Entities Merger which was consummated on September 12, 2025 (the “Closing Date”), the Company is providing compensation information of both the Asset Entities’ non-employee directors and Strive, Inc.’s non-employee directors.
Compensation of Strive’s Directors
In connection with the Asset Entities Merger, Strive entered into director appointment letters with each of its non-employee directors (the “Strive Director Appointment Letters”), which provide for an annual cash retainer of $100,000. In addition, pursuant to the Strive Director Appointment Letters, each non-employee director who serves on the audit committee, compensation committee or nominating committee of the Board are eligible for an additional annual cash retainer for their service on a committee as follows: (i) $30,000 for service as the audit committee chair and $15,000 for service as an audit committee member, (ii) $20,000 for service as the nominating and corporate governance committee chair and $10,000 for service as a nominating and corporate governance committee member, and (iii) $25,000 for service as the compensation committee chair and $12,500 for service as a compensation committee member. On November 13, 2025, pursuant to the Strive Director Appointment Letters, each non-employee director was granted an initial equity award of 296,296 New Strive RSUs under the Pre-ASST Transaction Plan, which will vest on the first anniversary of the date on which the non-employee director is appointed as a director of the Board, subject to the non-employee director’s continued service through that date. For each year following 2025, under the Strive Director Appointment Letters, each non-employee director will receive an annual equity award of restricted stock units under the Pre-ASST Transaction Plan (or any successor stockholder approved plan) with a grant date fair market value of $200,000, determined as of the date of Strive’s annual meeting for the applicable year.
Compensation of Asset Entities’ Directors
Prior to the Closing of the Asset Entities Merger, each of the non-employee directors of Asset Entities had entered into an Independent Director Agreement with Asset Entities (each, an “Independent Director Agreement”). Under each Independent Director Agreement, each non-employee director was eligible to receive an annual cash fee and an initial award of restricted Asset Entities Class B Common Stock. Asset Entities was to pay the annual cash compensation fee to each non-employee director in four equal installments no later than the fifth business day of each calendar quarter commencing in the quarter following the date of the director’s appointment. The cash fee to be paid to each independent director was to be $40,000 per year in cash, plus $9,000 per year for as long as the director serves as a chairman of a committee of the Asset Entities Board of Directors. In addition, under each Independent Director Agreement, 1,800 restricted shares of Asset Entities Class B Common Stock were awarded to each non-employee director following each director’s appointment. The restricted stock would have vested in four equal quarterly installments commencing in the quarter following the date of grant. Asset Entities was also to reimburse each independent director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the director’s duties for Asset Entities. As also required under each Independent Director Agreement, Asset Entities had separately entered into a standard indemnification agreement with each director.

DIRECTOR COMPENSATION TABLE
The following table sets forth compensation paid to or earned by the individuals who served as non-employee directors of the Company or as directors of Asset Entities during 2025. On September 22, 2025, the Company and Semler Scientific, Inc. (“Semler Scientific”) entered into an Agreement and Plan of Merger (as amended on December 3, 2025, the “Merger Agreement”), that provides for the combination of the two companies whereby Strive Merger Sub, Inc. (“Merger Sub”) will merge with and into Semler Scientific with Semler Scientific as the surviving corporation of the Merger (the “Semler Scientific Merger”). In connection with the Semler Scientific Merger, which was consummated on January 16, 2026, Mr. Semler was appointed to the Board as of January 16, 2026. Mr. Semler is not included in the following table as he was not a director of the Company or Asset Entities during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Avik Roy	46,667(1)	320,000(2)	366,667
Pierre Rochard	44,479(1)	320,000(2)	364,479
Shirish Jajodia	29,167(1)	320,000(2)	349,167
James A. Lavish	32,917(1)	320,000(2)	352,917
Jonathan R. Macey	31,667(1)	320,000(2)	351,667
Mahesh Ramakrishnan	32,292(1)	320,000(2)	352,292
Arshia Sarkhani(3)	547,917	6,288,883	6,836,800
Kyle Fairbanks(4)	306,250	1,572,221	1,878,471
Michael Gaubert(5)	745,000	—	745,000
Richard A. Burton	25,000(6)	—	25,000
John A. Jack II	25,000(6)	—	25,000
Scott K. McDonald	25,000(6)	—	25,000
David Reynolds	25,000(6)	—	25,000
Benjamin Werkman(7)	5,729	—	5,729

(1)
Each non-employee director of Strive has entered into a Strive Director Appointment Letter, which provides for an annual cash retainer of $100,000. In addition, pursuant to the Strive Director Appointment Letters, each non-employee director who serves on the audit committee, compensation committee or nominating committee of the Board are eligible for an additional annual cash retainer for their service on a committee as follows: (i) $30,000 for service as the audit committee chair and $15,000 for service as an audit committee member, (ii) $20,000 for service as the nominating and corporate governance committee chair and $10,000 for service as a nominating and corporate governance committee member, and (iii) $25,000 for service as the compensation committee chair and $12,500 for service as a compensation committee member. The amounts reflected in this column reflect the actual amount of the annual cash retainer received by each non-employee director of Strive in 2025.

(2)
On November 13, 2025, pursuant to the Strive Director Appointment Letters, each non-employee director of Strive was granted an initial equity award of 296,296 New Strive RSUs under the Pre-ASST Transaction Plan, which will vest on the first anniversary of the date on which the non-employee director is appointed as a director of the Board, subject to the non-employee director’s continued service through that date. These amounts represent the aggregate grant date fair value of the New Strive RSUs granted to each of the non-employee directors of Strive under the Pre-ASST Transaction Plan and as described in further detail above. The grant date fair value was calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to time-based vesting conditions. Amounts reported do not reflect the actual economic value that may be realized by the applicable non-employee director.

(3)
Prior to the Closing Date, Mr. Sarkhani served as Chief Executive Officer and Director of Asset Entities. Effective as of the Closing Date, Mr. Sarkhani was appointed as Chief Marketing Officer and Director of Strive. As an employee director, Mr. Sarkhani did not earn any compensation with respect to his service as a director at either Strive or Asset Entities. The amounts reported for Mr. Sarkhani in this table reflect his compensation with respect to his employment with Asset Entities before the Closing Date and with Strive following such date. In connection with his employment as Chief Executive Officer of Asset Entities, Mr. Sarkhani was paid an annual base salary of $240,000 and a discretionary bonus of $275,000. Mr. Sarkhani was not granted any stock awards with respect to Asset Entities common stock in 2025. In connection with his employment as Chief Marketing Officer of Strive, Mr. Sarkhani was paid an annual base salary of $350,000. The amounts reported for the “Fees Earned or Paid in Cash” column reflect the actual amount of annual base salary received by Mr. Sarkhani, prorated for his service with the respective company before and after the Closing Date. In addition, on September 12, 2025, Mr. Sarkhani was granted New Strive RSUs. The grant date fair value of this award was calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to time-based vesting conditions or performance-based vesting conditions. Amounts reported do not reflect the actual economic value that may be realized by the grantee.

(4)
Prior to the Closing Date, Mr. Fairbanks served as Executive Vice-Chairman, Chief Marketing Officer and Director of Asset Entities. Effective as of the Closing Date, Mr. Fairbanks was appointed as Director, Marketing of Strive. As an employee director, Mr. Fairbanks did not earn any compensation with respect to his service as a director at Asset Entities. The amounts reported for Mr. Fairbanks in this table reflect his compensation with respect to his employment with Asset Entities before the Closing Date and with Strive following such date. In connection with his employment as Executive Vice-Chairman and Chief Marketing Officer of Asset Entities, Mr. Fairbanks was paid an annual base salary of $240,000 and a discretionary bonus of $85,000. Mr. Fairbanks was not granted any stock awards with respect to Asset Entities common stock in 2025. In connection with his employment as Director, Marketing of Strive, Mr. Fairbanks was paid an annual base salary of $150,000. The amounts reported for the “Fees Earned or Paid in Cash” column reflect the actual amount of annual base salary received by Mr. Fairbanks, prorated for his service with the respective company before and after the Closing Date. In addition, on September 12, 2025, Mr. Fairbanks was granted New Strive RSUs. The grant date fair value of this award was calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to time-based vesting conditions or performance-based vesting conditions. Amounts reported do not reflect the actual economic value that may be realized by the grantee.
(5)
Prior to the Closing Date, Mr. Gaubert served as Executive Chairman and Director of Asset Entities. As an employee director, Mr. Gaubert did not earn any compensation with respect to his service as a director at Asset Entities. In connection with his employment as Executive Chairman of Asset Entities, Mr. Gaubert was paid an annual base salary of $240,000 and a discretionary bonus of $325,000. The amounts reported for the “Fees Earned or Paid in Cash” column reflect the actual amount of annual base salary received by Mr. Gaubert, prorated for his service with Asset Entities before the Closing Date. In addition, in connection with his resignation as Executive Chairman of Asset Entities, Mr. Gaubert was paid a separation fee of $240,000 pursuant to the terms of his engagement letter with Asset Entities, dated March 27, 2025.

(6)
Under each Independent Director Agreement, each non-employee director of Asset Entities was entitled to receive an annual cash fee of $40,000 per year. The amounts reflected in this column reflect the actual amount of the annual cash fee received by each non-employee director of Asset Entities in 2025 for their service up to the closing of the Asset Entities Merger.

(7)
On October 5, 2025, in connection with his appointment as Chief Investment Officer of the Company, Mr. Werkman resigned from the Board, effective October 5, 2025. The portion of annual cash retainer earned by Mr. Werkman in connection with his service as a director in 2025 was $5,729. Mr. Werkman did not receive any stock awards in connection with his service as a director in 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
To our knowledge, the following table sets forth information with respect to beneficial ownership of Common Stock as of January 16, 2026, unless otherwise noted, by: (i) each of our directors, director nominees and named executive officers, (ii) all directors, director nominees and named executive officers as a group, and (iii) each person who is known by us to beneficially own 5% or more of any class of our outstanding voting securities.
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally requires that such person have voting or investment power with respect to securities and is based on 1,049,527,531 shares of Class A Common Stock and 197,909,283 shares of Class B Common Stock outstanding as of January 16, 2026.
In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, including the percentage of any class of voting securities, all shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within sixty (60) days of January 16, 2026 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them. Information with respect to beneficial ownership by 5% stockholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act, as well as Strive’s records and other information known to us. Unless otherwise indicated in the footnotes, the address for each person is in the care of Strive, 200 Crescent Court, Suite 1400, Dallas, TX 75201.

	Amount of Class A Common Stock	Amount of Class B Common Stock	Percent of Class A (%)	Percent of Class B (%)
Named Executive Officers, Director Nominees and Directors:
Matthew Cole(1)	1,200,380	7,505,273	*	3.79%
Benjamin Pham(2)	74,074	4,362,988	*	2.20%
Logan Beirne(3)	74,074	435,572	*	*
Arshia Sarkhani(4)	289,487	—	*	—
Pierre Rochard	—	—	—	—
Shirish Jajodia	—	—	—	—
James A. Lavish(5)	1,111,111	—	*	—
Jonathan R. Macey	—	—	—	—
Mahesh Ramakrishnan	—	—	—	—
Eric Semler(6)	20,365,705	—	1.94%	—
All current directors and executive officers as a group (10 persons)	23,114,831	12,303,833	2.20%	6.00%

5% Stockholders:
Vivek Ramaswamy(7)	—	113,877,929	—	57.54%
Ramaswamy 2021 Irrevocable Trust(8)	—	28,378,829	—	14.34%
Anson Frericks(9)	2,195,145	20,345,624	*	10.28%

*	Less than 1%
(1)
Includes (a) 55,555 unexercised warrants, (b) beneficial ownership of Strive through control of LT&C LLC, which holds 129,630 unexercised warrants and (c) 11,920 shares of Class A Common Stock purchased through Mr. Cole’s spouse's IRA account on December 15, 2025, with a volume weighted average purchase price of $0.8020. The range of purchase prices on December 15, 2025 was $0.8019 to $0.8063 per share. Mr. Cole disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(2)	Includes (a) 4,362,988 Class B Common Stock held directly by Mr. Pham and (b) beneficial ownership of Strive through control of 2025-10 Investments LLC, which holds 74,074 unexercised warrants.
(3)	Includes (a) 435,572 Class B Common Stock held directly by Mr. Beirne and (b) 74,074 unexercised warrants held directly by Mr. Beirne.
(4)
Includes (a) 39,921 Class A Common Stock held directly by Mr. Sarkhani and (b) 249,566 Class A Common Stock expected to be transferred to him from Asset Entities Holdings LLC within 60 days pursuant to a cancellation agreement.

(5)
Includes beneficial ownership of Strive through control of Bitcoin Opportunity Fund, LP., Bitcoin Opportunity Fund II, LP and Bitcoin Opportunity Fund II, QP, LP. Bitcoin Opportunity Fund LP holds 759,259 unexercised warrants, Bitcoin Opportunity Fund II, LP holds 120,000 unexercised warrants and Bitcoin Opportunity Fund II QP, LP holds 231,852 unexercised warrants.

(6)	Includes (a) 13,395,083 Class A Common Stock held directly by Mr. Semler, (b) beneficial ownership of Strive through control of TCS Capital

Advisors, LLC, which holds 1,637,079 Class A Common Stock and (c) 5,333,543 shares of Class A Common Stock underlying fully vested and immediately exercisable options held by Mr. Semler. Mr. Semler, by virtue of his position as the managing member of TCS Capital Management, LLC, the investment advisor of TCS Advisors, may be deemed to beneficially own the securities owned directly by TCS Advisors. Mr. Semler expressly disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(7)
Based on a Schedule 13D/A filed jointly on December 17, 2025 by Vivek Ramaswamy, Ramaswamy 2021 Irrevocable Trust, Matthew Cole, 2025-10 Investments LLC, Logan Beirne, Virtuous Industries LLC, Benjamin Pham, LT&C LLC, and Liberty Pier Foundation. Includes beneficial ownership of Strive through Virtuous Industries LLC. Virtuous Industries LLC owns 2,124,899 Class B shares. The business address of Mr. Ramaswamy is C/O Steve Roberts, 853 New Jersey Ave SE, Suite 200- 231, Washington, DC 20003. The principal business address of Virtuous Industries LLC is 9172 W Meadow Drive West Chester, OH 45069.

(8)
Based on a Schedule 13D/A filed jointly on December 17, 2025 by Vivek Ramaswamy, Ramaswamy 2021 Irrevocable Trust, Matthew Cole, 2025-10 Investments LLC, Logan Beirne, Virtuous Industries LLC, Benjamin Pham, LT&C LLC, and Liberty Pier Foundation. The principal business address of Ramaswamy 2021 Irrevocable Trust is 3711 Kennet Pike, Suite 220, Wilmington, DE 19807.

(9)
Based on a Schedule 13D/A filed jointly on November 17, 2025 by Vivek Ramaswamy, Ramaswamy 2021 Irrevocable Trust, Matthew Cole, 2025-10 Investments LLC, Logan Beirne, Virtuous Industries LLC, Benjamin Pham, LT&C LLC, and Liberty Pier Foundation. The principal business address of Anson Frericks is 8044 Montgomery Road, Suite 120, Cincinnati, OH, 45236.

COSTS OF SOLICITATION AND RELATED MATTERS
Costs of the Information Statement
We are mailing this Information Statement and Annual Report and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The costs of preparing, printing, and mailing this Information Statement will be borne by the Company.
Stockholders Sharing an Address
We will deliver only one copy of this Information Statement and our Annual Report to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement and Annual Report to a stockholder at a shared address to which a single copy of the Information Statement and our Annual Report is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement and our Annual Report by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us by contacting Strive, Inc., Attention: Investor Relations, 200 Crescent Ct, Suite 1400 Dallas, TX 75201.
YOU CAN OBTAIN ADDITIONAL INFORMATION
We are required to file annual, quarterly, and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.
We will provide, upon request and without charge, to each stockholder receiving this Information Statement or our Annual Report a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Strive, Inc., Attention: Investor Relations, 200 Crescent Ct, Suite 1400 Dallas, TX 75201.
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY. THIS INFORMATION STATEMENT IS PROVIDED TO THE HOLDERS OF COMMON STOCK OF THE COMPANY AS OF THE RECORD DATE ONLY FOR INFORMATIONAL PURPOSES IN CONNECTION WITH CORPORATE ACTIONS PURSUANT TO AND IN ACCORDANCE WITH RULE 14C-2 OF THE EXCHANGE ACT. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.
/s/ Matthew Cole
Matthew Cole
Chief Executive Officer & Chairman

January 16, 2026

Appendix A
STRIVE, INC.
2026 OMNIBUS EQUITY INCENTIVE PLAN
Section 1. Purpose. The purpose of the Strive, Inc. 2025 Omnibus Equity Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of Strive, Inc. (the “Company”), thereby furthering the best interests of the Company and its shareholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
(b) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
(c) “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
(d) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person can be named or is named by a Participant, or if no Beneficiary designated by a Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at a Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, except as may be otherwise defined in an applicable Award Agreement or Service Agreement, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a Participant’s Termination of Service is either for Cause or without Cause will be made by the Company in its sole discretion. Any determination by the Company that the Termination of Service was without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(h) “Change in Control” means the occurrence of any one or more of the following events:
(i) any Person, other than (A) any employee plan established by the Company or any Subsidiary, (B) the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of the Company, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 50% of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
(iii) the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that immediately following such transaction the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such transaction or parent entity thereof) more than 50% of the total voting power and total fair market value of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, more than 50% of the total voting power and total fair market value of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing more than 50% of either the then-outstanding Shares or the combined voting power and total fair market value of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.
Notwithstanding the foregoing, (A) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (B) no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any Person that is considered to effectively control the Company, including, without limitation, any transaction or series of transactions following which Vivek Ramaswamy (or any entity controlled by Vivek Ramaswamy) holds more than 50% of the combined voting power of the then-outstanding securities of the company or other surviving entity following such transactions. In no event will a Change in Control be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Change in Control. Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
(j) “Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(k) “Common Stock” means the common stock of the Company, $0.001 par value per Share, or any security into which such common stock may be changed by reason of adjustments pursuant to Section 5(c). There are currently two classes of such common stock, the Class A Common Stock and the Class B Common Stock and references herein to Common Stock shall unless the context clearly indicates otherwise, be references to Class A Common Stock.
(l) “Consultant” means any individual, including an advisor, who is providing services to the Company or any Subsidiary or who has accepted an offer of service or consultancy from the Company or any Subsidiary.
(m) “Director” means any member of the Board.
(n) “Effective Date” means the date on which the Plan is adopted by the Board and approved by the shareholders of the Company.
(o) “Employee” means any individual, including any officer, employed by the Company or any Subsidiary or any prospective employee or officer who has accepted an offer of employment from the Company or any Subsidiary, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
(q) “Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the applicable date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
(r) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.
(s) “Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
(t) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(u) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.
(v) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(w) “Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
(x) “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.
(y) “Participant” means the recipient of an Award granted under the Plan.

(z) “Performance Award” means an Award granted pursuant to Section 10.
(aa) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
(bb) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(cc) “Pre-IPO Award” means an award granted prior to the Effective Date under the Pre-IPO Plan.
(dd) “Pre-IPO Plan” means the Strive, Inc. Amended and Restated 2022 Equity Incentive Plan.
(ee) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
(ff) “RSU” means a contractual right granted pursuant to Section 9 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.
(gg) “SAR” means a right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
(hh) “Service Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.
(ii) “Share” means a share of Common Stock.
(jj) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of the Plan shall be determined by the Committee.
(kk) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
(ll) “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or Non-Employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3. Eligibility.
(a) Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(b) Holders of equity compensation awards granted by a company that is acquired by the Company (or whose business is acquired by the Company) or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.

Section 4. Administration.
(a) Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
(b) Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
(c) Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5. Shares Available for Awards.
(a) Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate the sum of (i) 110,789,280 Shares and (ii) the total number of Shares then available for issuance under the Pre-IPO Plan. The total number of Shares available for issuance under the Plan shall be increased on the first day of each Company fiscal year following the Effective Date in an amount equal to the least of (i) 46,162,200 Shares, (ii) five percent (5%) of the aggregate number of Shares of the Company’s Class A Common Stock and Class B Common Stock outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year and (iii) such number of Shares as determined by the Committee in its discretion. Shares underlying Substitute Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.
(b) If any Award or Pre-IPO Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award or Pre-IPO Award shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes relating to any Award or Pre-IPO Award and (ii) any Shares tendered or withheld to pay the exercise price of Options or Pre-IPO Awards.
(c) In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 20 and applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(f);
(ii) the number and type of Shares (or other securities) subject to outstanding Awards;
(iii) the grant, acquisition, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and
(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;
provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
(e) The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $850,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board, $1,000,000 in total value during the initial annual period (the first full year of service), in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
(f) Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be 110,789,280.
(g) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424(a) of the Code). Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of the grant of such Option. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the shareholders of the Company.
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
(c) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(d) To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be deemed automatically exercised immediately before its expiration.
(e) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
(f) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code).
Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
(b) The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
(d) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
(e) To the extent a SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
(f) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Award Agreement shall specify the vesting schedule.
(b) Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a shareholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends.

(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
(e) Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f) The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
(b) Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
(c) An RSU shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such RSU, such as the right to vote or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such RSU.
(d) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as such Awards.
(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Share subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until and to the extent a Share is issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
(e) The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12. Effect of Termination of Service or a Change in Control on Awards.
(a) The Committee may provide, by rule or regulation or in any applicable Award Agreement and/or a Participant’s Service Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.
(b) Subject to the last sentence of Section 2(ll), the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.
(c) In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;

(ii) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or “disability”, as such terms may be defined in the applicable Award Agreement and/or a Participant’s Service Agreement, as the case may be) on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv) in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s); and
(v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
Section 13. General Provisions Applicable to Awards.
(a) Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
(d) Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will, by the laws of descent and distribution, pursuant to a domestic relations order or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
(f) All certificates, if any, for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise or settlement thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(g) The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Committee’s satisfaction, (ii) as determined by the Committee, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws, stock market or exchange rules and regulations or accounting or tax rules and regulations and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any applicable laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h) The Committee may impose restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion, which such restrictions may be set forth in any applicable Award Agreement or otherwise.
(i) Subject to Section 15(j), an Award may include a provision whereby the Company may elect to repurchase all or any part of the Shares acquired by the Participant pursuant to the vesting or exercise of the Award.
(j) An Award may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the Shares received upon the vesting or exercise of the Award. Such right of first refusal will be subject to Section 15(j). Except as expressly provided in this Section 13(j) or in the Award Agreement, such right of first refusal will otherwise comply with any applicable provisions of the bylaws of the Company.
Section 14. Amendments and Terminations.
(a) Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary or desirable to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.

(c) Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted (including by substituting another Award of the same or a different type), prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan or Award to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(d) No Repricing. Except as provided in Section 5(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option, SAR or similar Award by: (i) amending or modifying the terms of the Option, SAR or similar Award to lower the exercise price; (ii) cancelling the underwater Option, SAR or similar Award and granting either (A) replacement Options, SARs or similar Awards having a lower exercise price or (B) Restricted Shares, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options, SARs or similar Awards for cash or other securities. An Option, SAR or similar Award will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.
Section 15. Miscellaneous.
(a) No Employee, Consultant, Non-Employee Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or any applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
(c) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(d) Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.

(f) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
(g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(i) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.
(j) The terms of any repurchase option will be specified in the Award Agreement. However, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Award as a liability for financial accounting purposes) have elapsed following delivery of Shares subject to the Award, unless otherwise specifically provided by the Committee.
Section 16. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.
Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 18. “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes, including the Company’s Compensation Recoupment Policy. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.
Section 20. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(c).
Section 21. Data Protection. In connection with the Plan, the Company may need to process personal data provided by the Participant to the Company or its Affiliates, third party service providers or others acting on the Company’s behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such personal data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
(a) administering and maintaining Participant records;
(b) providing the services described in the Plan;
(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
(d) responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or (vii) regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 22 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 22 and the terms of the Employee Privacy Notice, the terms of this Section 22 shall govern and control in relation to the Plan and any personal data of the Participant to the extent collected in connection therewith.
The Company will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
A Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.
Section 22. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Nevada, without application of the conflicts of law principles thereof.